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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


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                                  FORM 8-K

                               CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                        Commission File Number 1-9601

       Date of Report (date of earliest event reported): July 6, 2004


                         K-V PHARMACEUTICAL COMPANY
           (Exact name of registrant as specified in its charter)


              DELAWARE                                43-0618919
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

        2503 SOUTH HANLEY ROAD
         ST. LOUIS, MISSOURI                             63144
 (Address of principal executive offices)              (Zip Code)



                               (314) 645-6600
            (Registrant's telephone number, including area code)



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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

By letter dated July 6, 2004, BDO Seidman, LLP, the Company's current independent auditor, advised the Company that the audit-client relationship between KV Pharmaceutical Company and BDO Seidman, LLP had ceased. The Reports of BDO Seidman, LLP on the Company's financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company's financial statements for the fiscal year ended March 31, 2004 and through the date of their resignation, there were no disagreements with BDO Seidman, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused BDO Seidman, LLP to make reference to the matter in their report. During the two most recent fiscal years and through July 6, 2004, there have been no reportable events as defined in
Item 304 (a)(1)(v) except that BDO Seidman, LLP identified and communicated with the audit committee a reportable condition in the internal control structure of the Company. The reportable condition relates to deficiencies in customer credit processing and the lack of sufficient and timely management review of the Company's accounts receivable reserves.

Conditions which gave rise to the deficiencies have been corrected.

The Company has requested BDO Seidman, LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated July 12, 2004, is filed as Exhibit 16 to this Form 8-K.

ITEM 7(c)         EXHIBITS

         Exhibit 16        Letter from BDO Seidman, LLP to the Commission,
         ----------        dated July 12, 2004

         Exhibit 99        Press release
         ----------

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                                 SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 13, 2004

                                       K-V PHARMACEUTICAL COMPANY


                                       By:      /s/ GERALD R. MITCHELL
                                          -------------------------------------
                                          Gerald R. Mitchell
                                          Vice President, Treasurer and
                                          Chief Financial Officer




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